Record of Securities Purchased Under the Rule 1Of-3
Procedures

1. 	Issuer: State of California RANS
6/23/10_________________
2. 	Date of purchase: 9/24/09____________
__________
3. 	Underwriter from whom purchased: EJ Delarosa
________
4. Name of Affiliated Underwriter (as defined in the
Rule 1Of-3 procedures) managing or participating in
syndicate (attach list of all members of syndicate):
CNS was part of selling group see attached for
complete syndicate fist.
5. 	Aggregate principal amount of purchase:
$550,000 for the AHA Limited Maturity Bond Fund __
6. 	Aggregate principal amount of offering: $5.8
billon, _________
7. 	Purchase price (Net of fees and expenses):
101.085 _______________
8. 	Date offering commenced: 9/21/09, _____________
9. 	Offering price at close of first full business
day on which any sales are made: 101.563 on 9125109
10. Commission. Spread or profit:
nil______________________ $_

11. Have the following conditions been satisfied:
	Yes: _x_ No:

a. Registered Public Offerings: The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public: _X_
b. Government Securities: The securities are part of an issue of U.S. government securities, as defined in
Section 2(a)(16) of the Investment Company Act of
1940. _NA_
c. Municipal Securities: The securities (I) are municipal securities as defined in Section 3(aX29) of the Securities Exchange Act of 1934; (ii) the issuer of such securities has received an Investment grade rating from a nationally recognized statistical rating organization; and (iii) if the issuer or entity supplying the revenues from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors), it has received one of the three highest ratings from at least one such rating service. _X_
d. Foreign Offerings: The securities are offered publicly under the laws of a country other than the United States and (i) the offering is subject 10 regulation by a foreign financial regulatory authority, as defined in Section 2(a(50) of the 1940
Act, in the country in which the public offering occurs; (ii) the securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted 10 existing security holders of the issuer); (Hi) financial statements, prepared and audited In accordance with standards required or permitted by the appropriate foreign financial regulatory authority In the country in which the public offering occurs, for the two years prior to the offering, are available 10 the public and prospective purchasers in connection with the offering; and (iv) If the issuer is a Domestic Issuer
(a) it has a class of securities registered pursuant to section 12(b) or 12(g) of the 1934 Act or Is required to file reports pursuant to section 15(d) of the 1934 Act; and (b) it has filed all the material required to be filed pursuant to section 13{a) or 15(d) of the 1934 Act for a period of at least twelve months immediately preceding the sale of such securities (or for such shorter period that the issuer was required to file such material). _NA_

e. Rule 144A Offerings: The securities are (i) offered or sold in transactions exempt from registration under section 4{2) of the 1934 Act, Rule
144A thereunder; or Rules 501~ 508 thereunder; (ii) the securities are sold to qualified institutional buyers, as defined in Rule 144(a)(1); and (iii) the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A. _NA_
f. In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years
(including the operations of predecessors). _NA_
g. The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except. in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer).provided, however, that if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. _X_
h. The underwriting was a firm commitment underwriting. _X_
i. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period. _X_
j. The amount of such securities of any class of such issue purchased by all of the Portfolios and investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering of such class or if purchased in a Rule 144A Offering, 25% of the total of (I) the principal amount of the offering of such a class sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined in Rule 144A(aX1) plus (ii) the principal amount of the offering of such class in any concurrent public offering. _X_
k. No Affiliated Underwriter was (i) a direct or indirect participant or benefited directly or indirectly from. the purchase; or (ii in respect to the purchase of Eligible Municipal Securities, such purchase is not designated as a group sale or otherwise allocated to the account of any person from whom this paragraph prohibits the purchase. _X_

Approved: Rich Weiss

Board of Trustees Review Date: anticipated 12/l9/09


Record of Securities Purchased Under the Rule 1Of-3
Procedures

1. Issuer: Slate of California RANS
6/23/10___________________
2. Date of purchase: 9/24/09,
________________________
1	Underwriter from whom purchased: EJ Delarosa
__________________
2	Name of Affiliated Underwriter (as defined in
the Rule 1Of-3 procedures) managing or participating
in syndicate (attach list of all members of
syndicate): CNS was in selling group-see attached for
complete syndicate list.
3	Aggregate principal amount of purchase:
$700,000 for the Multi Asset Fund ______
4	Aggregate principal amount of offering: $5.8
billion ________________
5	Purchase price (Net of fees and expenses):
101.085 _______________

6. 	Date offering commenced: 9/21/09 ____________
9. 	Offering price at close of first full business
day on which any sales are made: 101.563 on 9/25/09
10. Commission, spread or profit:
nil_________________ $___

11. Have the following conditions been satisfied:
Yes: _X_ NO:
a. Registered Public Offerings: The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public: _X_
b. Government Securities: The securities are part of an issue of U.S. government securities, as defined in
Section 2(a)(16) of the Investment Company Act of
1940. _NA_
c. Municipal Securities: The securities (i) are municipal securities as defined in Section 3(aX29) of the Securities Exchange Act of 1934; (ii) the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization; and (iii) if the issuer or entity supplying the revenues from which the issue Is to be paid has been in continuous operation for less than three years (including the operations of any predecessors), it has received one of the three highest ratings from at least one such rating service. _X_
d. Foreign Offerings: The securities are offered publicly under the laws of a country other than the United States and (i) the offering is subject 10 regulation by a foreign financial regulatory authority,~ as defined in Section 2(aX50) of the 1940
Act, in the country in which the public offering occurs; (ii) the securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law 10 be granted to existing security holders of the issuer); (iii) financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in the country in which the public offering occurs, for the two years prior to the offering, are available to the public and prospective purchasers in connection with the offering; and (iv) if the issuer is a Domestic Issuer
(a) it has a class of securities registered pursuant to section 12(b) or 12(g) of the 1934 Act or is required to file reports pursuant to section 15(d) of the 1934 Act; and (b) it has filed all the material required to be filed pursuant 10 section 13(a) or 15{d) of the 1934 Act for a period of at least twelve months immediately preceding the sale of such securities (or for such shorter period that the issuer was required to file such material). _NA_

e. Rule 144A Offerings: The securities are (I) offered or sold in transactions exempt from registration under section 4(2) of the 1934 Act. Rule
144A thereunder, or Rules 501-508 thereunder, (ii) the securities are sold to qualified institutional buyers, as defined In Rule 144(aX1): and (iii) the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A. _NA_
f. In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years
(including the operations of predecessors). _NA_
g. The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), provided, however, that if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. _X_
h. The underwriting was a firm commitment underwriting. _X_
i. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period. _X_
J. The amount of such securities of any class of such issue purchased by all of the Portfolios and investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering of such class Q[ if purchased in a Rule 144A Offering, 25% of the total of (I) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined In Rule 144A(a)(1) plus (ii) the principal amount of the offering of such class in any concurrent public offering. _X_
k. No Affiliated Underwriter was (i) a direct or indirect participant or benefited directly or indirectly from, the purchase; or (ii) in respect 10 the purchase of Eligible Municipal Securities, such purchase is not designed as a group sale or otherwise allocated to the account of any person from whom this paragraph prohibits the purchase. _X_

Approved: Rich Weiss

Board of Trustees Review Date: anticipated 12/19/09

























$8,800,000,000
State of California
2009-10 Revenue Anticipation Notes
Series A-1 and Series A-2

Underwriting Syndicate

J.P. Morgan
Citi
De La Rosa & Co.
Alamo Capital
Blaylock Robert Van, LLC
City National Securities, Inc.
Fidelity Capital Markets
Grigsby & Associates, Inc.
Loop Capital Markets, LLC
Morgan Stanley & Co. Incorporated
Piper Jaffray & Co.
RBC Capital Markets
Southwest Securities, Inc.
Wachovia Bank, National Association
Backstrom McCarley Berry & Co. LLC
BMO Capital Markets GKST Inc.
Comerica Securities
Goldman, Sachs & Co.
Jackson Securities
Merrill Lynch & Co.
Nollenberger Capital Partners Inc.
Ramirez & Co., Inc.
Siebert Brandford Shank & Co., LLC
Stone & Youngberg
Wedbush Securities
Barclays Capital
Calyon Securities (USA) Inc.
Edward D. Jones & Co., LP
Great Pacific Securities
Jefferies & Company, Inc.
Morgan Keegan and Co., Inc.
Pershing LLC
Raymond James
SL Hare Capital, Inc.
The Northern Trust Company
Wells Fargo Institutional Securities, LLC